Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

THIRD QUARTER FISCAL 2015

IRVINE, Calif. — Apr. 28, 2015 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $3.5 billion and net income of $384 million, or $1.63 per share, for its third fiscal quarter ended Apr. 3, 2015. On a non-GAAP basis, net income was $441 million or $1.87 per share. In the year-ago quarter, the company reported revenue of $3.7 billion and net income of $375 million, or $1.55 per share. Non-GAAP net income in the year-ago quarter was $470 million, or $1.94 per share.

The company generated $684 million in cash from operations during the third fiscal quarter, ending with total cash and cash equivalents of $4.8 billion. It utilized $240 million to repurchase 2.2 million shares of common stock. On Feb. 3, the company declared a cash dividend of $0.50 per share of its common stock, which was paid on Apr. 16.

“I am satisfied with our execution and results in light of current PC demand challenges that were largely driven by weak macro-economic conditions,” said Steve Milligan, president and chief executive officer. “We delivered a solidly profitable quarter with continued strong cash generation, improved average selling price and healthy gross margins.

“We continue to carefully balance the management of short term market dynamics with a strong focus on long term value creation. This is reflected in our balanced approach to capital allocation. Fiscal year to date, we returned $1.1 billion to our shareholders in share repurchases and dividends, while continuing to invest in high growth market opportunities.”

Western Digital Announces Financial Results For Third Quarter Fiscal 2015

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 1-800-925-0240 in the U.S. or +1-402-998-0856 for international callers.

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. Its HGST and WD® subsidiaries are long-time innovators in the storage industry. Western Digital Corporation is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Our products are marketed under the HGST, WD and G-Technology™ brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the company’s management of short term market dynamics, its focus on long term value creation, its approach to capital allocation, and its investments. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on Feb. 10, 2015, to which your attention is directed.

Western Digital Announces Financial Results For Third Quarter Fiscal 2015

You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Apr. 3, 2015	Jun. 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$4,812	$4,804
Short-term investments	228	284
Accounts receivable, net	1,696	1,989
Inventories	1,322	1,226
Other current assets	371	417

Total current assets	8,429	8,720
Property, plant and equipment, net	3,051	3,293
Goodwill	2,745	2,559
Other intangible assets, net	400	454
Other non-current assets	551	473

Total assets	$15,176	$15,499

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,020	$1,971
Accrued arbitration award	—	758
Accrued expenses	503	412
Accrued compensation	398	460
Accrued warranty	156	119
Current portion of long-term debt	141	125

Total current liabilities	3,218	3,845
Long-term debt	2,203	2,313
Other liabilities	529	499

Total liabilities	5,950	6,657
Total shareholders’ equity	9,226	8,842

Total liabilities and shareholders’ equity	$15,176	$15,499

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	Apr. 3, 2015	Mar. 28, 2014	Apr. 3, 2015	Mar. 28, 2014
Revenue, net	$3,550	$3,703	$11,381	$11,479
Cost of revenue	2,518	2,627	8,090	8,148

Gross profit	1,032	1,076	3,291	3,331

Operating expenses:
Research and development	402	418	1,265	1,235
Selling, general and administrative	199	201	583	559
Charges related to arbitration award	—	13	15	39
Employee termination, asset impairment and other charges	10	25	72	59

Total operating expenses	611	657	1,935	1,892

Operating income	421	419	1,356	1,439
Net interest and other	(9)	(13)	(26)	(34)

Income before income taxes	412	406	1,330	1,405
Income tax provision	28	31	85	105

Net income	$384	$375	$1,245	$1,300

Income per common share:
Basic	$1.66	$1.60	$5.34	$5.51

Diluted	$1.63	$1.55	$5.23	$5.37

Weighted average shares outstanding:
Basic	231	235	233	236

Diluted	236	242	238	242

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Apr. 3, 2015	Mar. 28, 2014	Apr. 3, 2015	Mar. 28, 2014
Operating Activities
Net income	$384	$375	$1,245	$1,300
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	285	307	864	936
Stock-based compensation	37	41	117	125
Deferred income taxes	(22)	(27)	9	(66)
Gain from insurance recovery	—	—	(37)	(65)
Loss on disposal of assets	2	4	14	33
Non-cash portion of employee termination, asset impairment and other charges	(7)	17	12	26
Other non-cash operating activities, net	—	4	—	4
Changes in operating assets and liabilities, net	5	(24)	(470)	(189)

Net cash provided by operating activities	684	697	1,754	2,104

Investing Activities
Purchases of property, plant and equipment	(150)	(161)	(456)	(467)
Acquisitions, net of cash acquired	(241)	—	(247)	(823)
Purchases of investments	(92)	(470)	(687)	(470)
Proceeds from sales of investments	35	—	665	—
Proceeds from sale of property, plant and equipment	—	—	7	—
Other investing activities, net	(10)	—	6	4

Net cash used in investing activities	(458)	(631)	(712)	(1,756)

Financing Activities
Employee stock plans, net	48	42	112	139
Repurchases of common stock	(240)	(244)	(772)	(544)
Dividends to shareholders	(93)	(71)	(280)	(189)
Proceeds from debt	—	2,492	—	2,992
Repayment of debt	(31)	(2,371)	(94)	(2,486)

Net cash used in financing activities	(316)	(152)	(1,034)	(88)

Net increase (decrease) in cash and cash equivalents	(90)	(86)	8	260
Cash and cash equivalents, beginning of period	4,902	4,655	4,804	4,309

Cash and cash equivalents, end of period	$4,812	$4,569	$4,812	$4,569

WESTERN DIGITAL CORPORATION

GAAP TO NON-GAAP NET INCOME RECONCILIATION

(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	Apr. 3, 2015	Mar. 28, 2014	Apr. 3, 2015	Mar. 28, 2014
GAAP net income	$384	$375	$1,245	$1,300
Non-GAAP adjustments:
Amortization of intangibles	44	50	135	148
Employee termination, asset impairment and other charges	10	25	72	59
Charges related to arbitration award	—	13	15	39
Acquisition-related expense	3	—	3	13
Flood-related insurance recovery	—	—	(37)	(65)
Other	—	7	51	22

Non-GAAP net income	$441	$470	$1,484	$1,516

Diluted net income per common share:
GAAP	$1.63	$1.55	$5.23	$5.37

Non-GAAP	$1.87	$1.94	$6.24	$6.26

Weighted average shares outstanding:

Diluted	236	242	238	242

The table above sets forth non-GAAP net income and non-GAAP diluted net income per common share. These non-GAAP net income and diluted net income per common share measures exclude amortization of intangibles related to acquisitions, certain employee termination, asset impairment and other charges, certain charges related to an arbitration award and other charges that are unusual, non-recurring or may not be indicative of ongoing operations. The Company believes that non-GAAP net income and non-GAAP earnings per share are useful measures to investors as an alternative method for measuring the Company’s earnings performance and comparing it against prior periods. The presentation of these adjusted amounts vary from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. The tax effect of the aforementioned items was not material to the condensed consolidated statements of income for the three and nine month periods ended April 3, 2015 and March 28, 2014.